CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 99 to the registration statement on Form N-1A (“Registration Statement”) of our reports dated February 23, 2012, relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Reports to Shareholders of the Absolute Asia Dynamic Equity Fund, CGM Advisor Targeted Equity Fund, Hansberger International Fund, Natixis Diversified Income Fund (formerly Natixis Income Diversified Portfolio), Natixis Oakmark International Fund, Natixis U.S. Multi-Cap Equity Fund (formerly U.S. Diversified Portfolio), and Vaughan Nelson Small Cap Value Fund, each a series of Natixis Funds Trust I, Harris Large Cap Value Fund and Vaughan Nelson Opportunity Fund, each a series Natixis Funds Trust II, and our report dated March 22, 2012 relating to the financial statements and financial highlights which appear in the January 31, 2012 Annual Report to Shareholders of the AEW Real Estate Fund, a series of Natixis Funds Trust IV, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

November 29, 2012